SCANA CORPORATON INVESTOR PLUS PLAN                                                                                AUTHORIZATION FORM

1.  Select the option that indicates the type of stock to be enrolled in the Plan.  ☐COMMON STOCK      ☐PREFERRED STOCK (Specify series) ______________

2.  Indicate how you with to participate in the Plan.  See information in our prospectus for further explanation of the options.

☐TOTAL REINVESTMENT – Reinvest dividends on all shares held by me in certificate form and all shares held by the Company.

☐PARTIAL REINVESTMENT – Pay a portion of my dividends in cash and reinvest the remaining dividends.  Select appropriate box(es) below.

        ☐ Reinvest dividends on all shares held by me in certificate form.                              ☐Reinvest dividends on all shares held by the Company.

        ☐ Pay cash dividends on all shares held by me in certificate form.                             ☐Pay cash dividends on all shares held by the Company.

        ☐Pay cash dividends on __________ shares held by me in certificate form.           ☐Pay cash dividends on _________ shares held by the Company.

 ☐Check this box if you would like to receive an Electronic Funds Transfer form to have dividends deposited directly into your bank account.

ALL ACCOUNT OWNERS MUST SIGN THIS FORM

_______________________________________________      ______________________________________________
Signature                                                                                                               Signature